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                                                                    EXHIBIT 21.1

                                 VERISIGN, INC.

                         SUBSIDIARIES OF THE REGISTRANT

  Subsidiary Legal                                   Percentage of
        Name         Jurisdiction of Incorporation     Ownership
  ----------------   -----------------------------   -------------
 VeriSign Japan K.K.             Japan                   50.5%
 SecureIT, Inc.                 Georgia                   100%
 VeriSign AB                     Sweden                   100%